Phoenix Life Sciences International Limited - 8-K

Exhibit 99.3

Compensation Committee Charter for Phoenix Life Sciences International Ltd.

A.

PURPOSE

The primary objectives of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Phoenix Life Sciences International Ltd. are to assist the Board in fulfilling its oversight responsibility by:

●          working with the CEO to provide a roadmap of Compensation Committee activities over a 24 month period that will meet regulatory requirements and will allow for a sequencing of initiatives consistent with the ability of the organization to resource the strategies;

●          developing and overseeing the implementation of the Company’s compensation philosophy with respect to the Company’s directors, Chief Executive Officer (the “CEO”) and other executive officers, as defined by Rule 16a-1(f) of the Securities Act of 1933, as amended (“Executive Officers”);

●          designing compensation programs that compensate the employees of the Company effectively and in a non-discriminatory manner consistent with such compensation philosophy, internal equity considerations, market practices and the requirements of the appropriate employment laws and regulatory bodies;

●          considering, when making pay for performance decisions, compliance with applicable laws and regulations that have an impact on our business in order to maintain the highest standards of integrity and ethical conduct;

●          reviewing and recommending to the Board the Company’s compensation discussion and analysis and committee report for inclusion in applicable SEC filings as required by the Securities and Exchange Commission.

B.

ORGANIZATION

1.          Composition. The Committee shall consist of at least two members and the size of the Committee shall be determined by the Board. Committee members shall be appointed by the Board and shall serve until their successors have been duly appointed and qualified, subject to their earlier death, resignation or removal. Committee members may be removed by the Board, with or without cause, in the Board’s discretion and vacancies on the Committee shall be filled by action of the Board. The chairperson of the Committee shall be designated by a vote of the full Board or, if the Board so chooses, the Committee members shall appoint a chairperson by vote of a majority of the full Committee.

2.          Independence and Qualifications. Each member of the Committee shall (a) meet the independence requirements established by the Board and applicable laws, regulations and listing requirements, (b) be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (c) be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. These independent and outside director requirements may be waived until such time that the Company fully develops these corporate governance measures.

3.          Subcommittees. The Committee is empowered by the Board to form and delegate authority to subcommittees when appropriate.

C.

STRUCTURE AND MEETINGS

The chairperson of the Committee will preside at each meeting, set the frequency and length of each meeting, and prepare and/or approve an agenda in advance of each meeting. The chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting. The Committee will meet a minimum of three times per year and more frequently as circumstances require. The Committee may invite to any of its meetings other directors, members of Company management, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee will maintain written minutes of its meetings. At each regularly scheduled meeting of the Board the chairperson of the Committee shall provide the Board with a report of the Committee’s activities and proceedings.

D.

RESPONSIBILITIES AND DUTIES

The principal responsibilities of the Committee are to:

1.          At least annually, review the Company’s overall compensation philosophy and evaluate the results of its policies to ensure that the compensation payable to the Company’s Executive Officers provides overall competitive pay levels, creates proper incentives to enhance stockholder value, appropriately rewards performance, and is justified by the returns available to stockholders.

2.          Review and approve, subject to submission to the stockholders of the Company, if required by law or any applicable regulatory body, the Company’s compensation programs for executive officers.

3.          Coordinate the Board’s role in establishing performance criteria and goals for the Company’s executive officers, evaluate the performance of the Executive Officers, and certify whether and to what extent performance goals have been attained.

4.          Establish and periodically review policies in the area of executive perquisites.

5.          Review and approve the terms of any employment agreement or any other agreement providing for severance, post-termination or change of control benefits between the Company and any executive officer.

6.          Ratify change of control benefits between the Company and any non-executive officer.

7.          Review the performance of the CEO and determine the individual elements of total compensation for the CEO (at a meeting at which the CEO is not present), considering the performance of the CEO and the Company, the compensation practices of the Company’s peer group(s) and the Company’s compensation philosophy as established by the Committee.

8.          Review and discuss with the CEO the performance of the Company’s Executive Officers and determine the individual elements of total compensation for each executive officer considering the recommendations of the CEO with respect to such compensation, the performance of such executive officers and the Company, the compensation practices of the Company’s peer group(s) and the Company’s compensation philosophy as established by the Committee.

9.          Determine compensation for such other officers as the Committee deems appropriate considering the recommendations of the CEO and management with respect to such officers, such officers’ compensation, the performance of such officers and the Company and the Company’s compensation philosophy as established by the Committee.

10.        Grant or approve the grant of awards, whether in cash or otherwise pursuant to the Company’s compensation programs, to the Company’s executive officers taking into consideration the recommendations of the CEO with respect to such awards.

11.        Review and discuss with management the Compensation Discussion and Analysis, and approve the Compensation Committee Report.

12.        Determine periodically the compensation for non-employee directors.

13.        Oversee the completion of an annual compensation risk assessment, including an evaluation of incentive compensation policies and practices for all employees to ensure they do not pose risks that are reasonably likely to have a material adverse effect on the Company.

14.        Administer claw back or recoupment policies as required by applicable law.

15.        Review the Company’s hedging and/or pledging policies.

16.        Review annually the results of the non-binding advisory vote by the Company’s stockholders on the compensation of the Company’s “named executive officers” as identified in the Company’s proxy statement, if applicable.

17.        Monitor compliance by directors and executive officers with the Company’s stock ownership guidelines, if any.

18.        Perform the responsibilities of the Committee as enumerated in any compensation plan.

19.        Retain, oversee and terminate compensation consultants, outside counsel, or other advisors or experts that advise the Committee, as it deems appropriate, including approval of fees and other retention terms.

20.        Undertake such other responsibilities as may be assigned to the Committee, from time to time, by the Board or as designated in compensation or benefit plan documents. The Committee may delegate to the CEO such of its duties and responsibilities as the Committee deems to be in the best interests of the Company, provided such delegation is not prohibited by law, regulation or listing standards.

E.

PERFORMANCE EVALUATION

The Committee shall, at least annually, conduct a self-evaluation of the performance of the Committee and its members, review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

F.

COMMITTEE RESOURCES

The Company must provide for appropriate funding, as determined by the Committee, for payment of retaining such third-party counsel, consultants, accountants and other advisors as the Committee deems necessary or advisable to assist in setting and evaluating director, CEO and executive compensation as well as for all other compensation matters. The Committee shall have sole authority to terminate such advisors.

Prior to engaging a compensation consultant, legal counsel or other advisor, the Committee shall consider all factors relevant to the advisor’s independence from management, including those factors specified in the applicable NASDAQ Stock Market listing standards.

G.

AMENDMENTS

This Charter may be amended from time to time by the Board, and any amendment must be disclosed as required by, and in accordance with, applicable laws, rules and regulations.